Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Fourth Quarter Earnings

NEW YORK, NY, March 5, 2013 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported core earnings of $19.8 million and net income available to common stockholders of $14.6 million for the quarter ended December 31, 2012. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS, CMBS, commercial loans and other real estate related assets. A reconciliation of core earnings to net income appears at the end of this press release.

FINANCIAL HIGHLIGHTS

See footnotes at the end of this press release

•	Net income available to common stockholders of $0.62 per share (6) for the quarter and $7.18 per share for the year

•	Core Earnings of $0.85 per share for the quarter and $3.48 per share for the year

•	Net realized gains of $0.66 per share for the quarter and $1.62 per share for the year

•	$0.80 per share common dividend declared for the quarter and $2.97 per share for the year

•	$2.15 per share of undistributed taxable income (1)

•	Increase of $0.96 per share from September 30, 2012

•	$23.47 net book value per share as of December 31, 2012 (1), net of the fourth quarter dividend

•	$2.95 per share increase from $20.52 as of December 31, 2011

•	31.4% return on stock in 2012

•	Raised approximately $91.2 million of gross proceeds through a common stock offering during the quarter

•	49% of warrants outstanding exercised as of December 31, 2012

INVESTMENT HIGHLIGHTS

•	$4.9 billion investment portfolio value as of December 31, 2012 (2) (4)

•	77.8% Agency RMBS investment portfolio

•	22.2% credit investment portfolio, comprised of Non-Agency RMBS, ABS, CMBS, and commercial loan assets

•	2.15% net interest margin as of December 31, 2012 (3)

•	5.26x leverage as of December 31, 2012 (2) (7)

•	7.8% constant prepayment rate (“CPR”) for the fourth quarter on the Agency RMBS investment portfolio (5)

•	6.4% CPR for the year

•	Increased interest rate swap notional by $325.0 million

•	65% hedge ratio as of quarter end, increased from 53% as of September 30, 2012

•	New investment in securitized pool of legacy whole loans

“A highlight since our last call was MITT’s investment in two proprietary transactions sourced through the Angelo, Gordon platform, one a commercial real estate loan that closed in January 2013 and the other a portfolio of residential whole loans,” said David Roberts, Chief Executive Officer. “Our ability to source, negotiate, and analyze these purchases demonstrates the depth of the resources provided to MITT by the Angelo, Gordon platform. We believe this platform is a long term distinguishing advantage for MITT and its shareholders.”

“Over the course of the fourth quarter we accomplished several key investment goals that we believe position MITT to continue to deliver strong future results for its shareholders,” said Jonathan Lieberman, Chief Investment Officer. “First, we continued to grow our allocation to credit securities with attractive risk-adjusted returns. Second, we increased our interest rate hedge ratio based upon an expectation that interest rates were likely to rise over the short-term, a view that has in fact played out. Third, we also executed upon our plan to lengthen the original tenor of our repo maturities. Finally, we were very pleased to have announced subsequent to year-end, that Angelo, Gordon & Co., the parent of the Company’s external manager, appointed Jason Biegel as Managing Director and the head of its Residential Whole Loan platform. In this role at Angelo, Gordon, he will have primary responsibility for building out a residential whole loan platform that will enable the Company to expand its investments in residential whole loans, mortgage servicing rights and other similar assets. We believe this expansion will allow us to further drive shareholder value.”

KEY STATISTICS (2)

	Weighted Average at December 31, 2012	Weighted Average for the Quarter Ended December 31, 2012
Investment portfolio	$4,866,118,403	$4,858,921,440
Repurchase agreements	$4,193,763,272	$4,237,068,507
Stockholders’ equity	$794,621,781	$703,649,284

Leverage ratio (7)	5.26x	6.02x
Swap ratio (8)	65%	59%

Yield on investment portfolio (9)	3.38%	3.37%
Cost of funds (10)	1.23%	1.11%
Net interest margin (3)	2.15%	2.26%
Management fees (11)	1.26%	1.43%
Other operating expenses (12)	1.12%	1.26%

Book value, per share (1)	$23.47
Dividend, per share	$0.80

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of December 31, 2012 (2):

	Current Face	Premium (Discount)	Amortized Cost	Fair Value	Weighted Average
					Coupon*	Yield
Agency RMBS:
15-Year Fixed Rate	$1,177,320,487	$46,922,089	$1,224,242,576	$1,248,210,196	2.97%	2.08%
20-Year Fixed Rate	137,858,353	6,696,803	144,555,156	148,124,694	3.68%	2.78%
30-Year Fixed Rate	1,998,807,425	116,173,790	2,114,981,215	2,143,738,095	3.63%	2.75%
ARM	36,228,319	1,584,714	37,813,033	38,175,754	2.96%	2.34%
Interest Only	972,543,812	(763,342,056)	209,201,756	207,618,412	6.00%	7.00%
Credit Investments:
Non-Agency RMBS	970,183,150	(117,684,634)	852,498,516	866,017,640	4.72%	5.48%
ABS	33,620,881	(36,289)	33,584,592	33,937,097	5.34%	5.44%
CMBS	110,406,946	(3,150,378)	107,256,568	110,059,914	5.27%	6.19%
Interest Only	640,867,674	(572,685,926)	68,181,748	67,736,601	2.13%	5.50%
Commercial Loan	2,500,000	—	2,500,000	2,500,000	9.63%	9.76%

Total	$6,080,337,047	$(1,285,521,887)	$4,794,815,160	$4,866,118,403	3.97%	3.38%

*	Equity residual investments with a zero coupon rate are excluded from this calculation.

As of December 31, 2012, the weighted average yield on the Company’s investment portfolio was 3.38% and its weighted average cost of funds was 1.23%. This resulted in a net interest margin of 2.15% as of December 31, 2012. (3)

The Company had net realized gains of $15.5 million, or $0.66 per share, during the quarter ended December 31, 2012. Of this amount, $10.9 million, or $0.46 per share, was from sales of Agency RMBS and TBAs, $3.8 million, or $0.16 per share, was from the sales of credit investments and $0.8 million, or $0.04 per share, was from the transfer of securities previously accounted for as derivatives through linked transactions. The Company had year-to-date net realized gains of $29.5 million, or $1.62 per share. Of this amount, $20.3 million, or $1.11 per share, was from sales of Agency RMBS and TBAs, $6.1 million, or $0.34 per share, was from sales of credit investments, $3.4 million, or $0.19 per share was from the transfer of securities previously accounted for as derivatives through linked transactions and $(0.3) million, or $(0.02) per share, was from the net settlement of interest rate swaps.

The CPR for the Agency RMBS investment portfolio was 7.8% for the fourth quarter, and 8.4% for the month of December 2012. The 2012 CPR on the Agency RMBS investment portfolio was 6.4%. (5)

The weighted average cost basis of the Agency RMBS investment portfolio, excluding interest-only securities, was 105.1% as of December 31, 2012. The amortization of premiums (net of any accretion of discounts) on these securities for the fourth quarter of 2012 was $(6.5) million, or $(0.28) per share. The Company recorded year-to-date premium amortization of $(17.4) million, or $(0.95) per share. The unamortized net Agency RMBS premium as of December 31, 2012 was $171.4 million.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a zero cent retrospective adjustment as a result of the projected cash flows on its bonds. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities, exceeds the underlying principal balance by 5.1% as of December 31, 2012, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

We have also entered into “to-be-announced” (“TBA”) positions to facilitate the future purchase of Agency RMBS. Under the terms of these TBAs, the Company agrees to purchase, for future delivery, Agency RMBS with certain principal and interest specifications and certain types of underlying collateral, but the particular Agency RMBS to be delivered are not identified until shortly before (generally two days) the TBA settlement date. At December 31, 2012, we had $40.0 million net notional amount of TBA positions with a net weighted average purchase price of 104.5%. As of December 31, 2012, our TBA portfolio had a net weighted average yield at purchase of 2.36% and a net weighted average settlement date of March 12, 2013. We have recorded derivative liabilities of $0.1 million reflecting TBA positions.

LEVERAGE AND HEDGING ACTIVITIES

The investment portfolio is financed with repurchase agreements as of December 31, 2012 as summarized below:

Repurchase Agreements Maturing Within:	Balance	Weighted Average Rate	Weighted Average Maturity	% Repo Outstanding
30 Days or Less	$2,525,200,001	0.83%	15.3	60.2%
31-60 Days	783,969,000	0.52%	44.5	18.7%
61-90 Days	547,416,000	0.57%	70.7	13.1%
Greater than 90 Days	337,178,271	1.30%	125.7	8.0%

Total / Weighted Average	$4,193,763,272	0.78%	36.9	100.0%

The Company has entered into repurchase agreements with 30 counterparties. We continue to rebalance our exposures to counterparties, add new counterparties and extend original maturities. We increased our original maturity to 87 days as of December 31, 2012 from 79 days as September 30, 2012.

We have entered into interest rate swap agreements to hedge our portfolio. The Company’s swaps as of December 31, 2012 are summarized as follows:

Interest Rate Swaps
Maturity	Notional Amount		Weighted Average Pay Rate	Weighted Average Receive Rate**	Weighted Average Years to Maturity
2014	$204,500,000		1.000%	0.332%	1.54
2015	364,025,000		1.078%	0.299%	2.42
2016	367,500,000		1.077%	0.297%	3.36
2017	410,000,000		1.018%	0.312%	4.70
2018	320,000,000	*	1.308%	0.309%	5.56
2019	450,000,000	*	1.390%	0.315%	6.56
2022	50,000,000		1.685%	0.311%	9.68

Total/Wtd Avg	$2,166,025,000		1.172%	0.309%	4.42

*	These figures include forward starting swaps with a total notional of $100.0 million and a weighted average start date of April 2, 2013. Weighted average rates shown are inclusive of rates corresponding to the terms of the swap as if the swap were effective as of December 31, 2012.
**	Approximately 5% of our receive float interest rate swap notionals reset monthly based on one-month LIBOR and 95% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, and (iv) excise taxes. As of December 31, 2012, the Company had undistributed taxable income of approximately $2.15 per share, including the effects of dividends.

DIVIDEND

On December 6, 2012, the Company’s board of directors declared the fourth quarter dividend of $0.80 per share of common stock that was paid on January 28, 2013 to stockholders of record as of December 18, 2012.

On November 16, 2012, the Company declared a dividend of $0.51563 per share of Series A preferred stock and a partial quarterly dividend of $0.44 per share of Series B preferred stock. The partial period for the Series B preferred stock began on the initial issuance date and ended on December 16, 2012. The preferred distributions were paid on December 17, 2012 to stockholders of record as of November 30, 2012.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s fourth quarter earnings conference call on March 6, 2013 at 10:00 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8846814#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q4 2012 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on March 20, 2013. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8732511#.

For further information or questions, please contact Lisa Yahr, the Company’s Head of Investor Relations, at (212) 692-2282 or lyahr@angelogordon.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $25 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 280 employees, including more than 100 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Los Angeles, London, Hong Kong, Seoul, Shanghai, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book valve, deploying capital, the preferred stock offering and repurchase agreements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2012	December 31, 2011
Assets
Real estate securities, at fair value:
Agency - $3,536,876,135 and $1,186,149,842 pledged as collateral, respectively	$3,785,867,151	$1,263,214,099
Non-Agency - $529,455,020 and $47,227,005 pledged as collateral, respectively	568,858,645	58,787,051
ABS - $33,937,097 and $4,526,620 pledged as collateral, respectively	33,937,097	4,526,620
CMBS - $148,307,262 and $2,747,080 pledged as collateral, respectively	148,365,887	13,537,851
Commercial loans receivable, at fair value	2,500,000	—
Linked transactions, net, at fair value	44,246,169	8,787,180
Cash and cash equivalents	149,594,782	35,851,249
Restricted cash	9,130,000	3,037,055
Interest receivable	15,417,877	4,219,640
Receivable on unsettled trades	96,310,999	—
Derivative assets, at fair value	—	1,428,595
Other assets	454,069	370,126
Due from broker	884,605	341,491
Due from affiliates	—	104,994

Total Assets	$4,855,567,281	$1,394,205,951

Liabilities
Repurchase agreements	$3,911,419,818	$1,150,149,407
Payable on unsettled trades	84,658,035	18,759,200
Interest payable	3,502,974	613,803
Derivative liabilities, at fair value	36,375,947	9,569,643
Dividend payable	18,540,667	7,011,171
Due to affiliates	3,910,065	770,341
Accrued expenses	2,537,994	668,552
Due to broker	—	379,914

Total Liabilities	4,060,945,500	1,187,922,031

Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 and 0 shares issued and outstanding ($51,750,000 and $0 aggregate liquidation preference) at December 31, 2012 and December 31, 2011, respectively	49,920,772	—
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 and 0 shares issued and outstanding ($115,000,000 and $0 aggregate liquidation preference) at December 31, 2012 and December 31, 2011, respectively	111,293,233	—
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 26,961,936 and 10,009,958 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	269,620	100,100
Additional paid-in capital	552,067,681	198,228,694
Retained earnings	81,070,475	7,955,126

	794,621,781	206,283,920

Total Liabilities & Equity	$4,855,567,281	$1,394,205,951

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Period from March 7, 2011 to December 31, 2011
	(unaudited)	(unaudited)
Net Interest Income
Interest income	$36,211,940	$10,022,275	$96,376,692	$18,748,669
Interest expense	6,504,403	1,106,097	15,010,444	1,696,344

	29,707,537	8,916,178	81,366,248	17,052,325

Other Income
Net realized gain/(loss)	15,450,117	(589,747)	29,537,240	3,701,392
Gain/(loss) on linked transactions, net	6,522,386	(1,013,291)	20,014,654	(808,564)
Realized loss on periodic interest settlements of interest rate swaps, net	(3,900,171)	(1,175,788)	(9,962,125)	(2,162,290)
Unrealized gain/(loss) on derivative instruments, net	2,706,607	70,663	(24,086,526)	(6,491,430)
Unrealized gain/(loss) on real estate securities, net	(26,683,774)	1,346,237	52,071,455	11,040,692

	(5,904,835)	(1,361,926)	67,574,698	5,279,800

Expenses
Management fee to affiliate	2,510,065	770,341	6,413,443	1,512,898
Other operating expenses	2,215,273	811,372	5,443,059	1,566,642
Equity based compensation to affiliate	87,488	97,343	400,200	176,165
Excise tax	1,142,554	105,724	1,748,327	105,724

	5,955,380	1,784,780	14,005,029	3,361,429

Net Income	17,847,322	5,769,472	134,935,917	18,970,696

Dividends on preferred stock	3,346,910	—	4,137,010	—

Net Income Available to Common Stockholders	$14,500,412	$5,769,472	$130,798,907	$18,970,696

Earnings Per Share of Common Stock
Basic	$0.62	$0.58	$7.20	$3.20
Diluted	$0.62	$0.58	$7.18	$3.20

Weighted Average Number of Shares of Common Stock Outstanding
Basic	23,314,040	10,009,958	18,167,227	5,933,839
Diluted	23,433,041	10,010,799	18,227,060	5,933,930

Dividends Declared per Share of Common Stock	$0.80	$0.70	$2.97	$1.10

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains (losses) on the sale or termination of securities, including underlying linked transactions and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, inverse Agency securities, interest rate derivatives or any other investment activity that may earn net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months and year ended December 31, 2012, the three months ended December 31, 2011 and for the period from March 7, 2011 to December 31, 2011 is set forth below:

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Period from March 7, 2011 to December 31, 2011
Net Income available to common stockholders	$14,500,412	$5,769,472	$130,798,907	$18,970,696
Add (Deduct):
Net realized gain/(loss)	(15,450,117)	589,747	(29,537,240)	(3,701,392)
Gain/(loss) on linked transactions, net	(6,522,386)	1,013,291	(20,014,654)	808,564
Net interest income on linked transactions	3,303,415	554,729	10,164,849	900,638
Unrealized gain/(loss) on derivative instruments, net	(2,706,607)	(70,663)	24,086,526	6,491,430
Unrealized gain/(loss) on real estate securities, net	26,683,774	(1,346,237)	(52,071,455)	(11,040,692)

Core Earnings	$19,808,491	$6,510,339	$63,426,933	$12,429,244

Core Earnings, per Diluted Share	$0.85	$0.65	$3.48	$2.09

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.
(2)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on our balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (10) and (11) for further detail.

(4)	The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, Non-Agency RMBS, ABS, CMBS and commercial loan assets, including linked transactions. The percentage of Agency RMBS and credit investments are calculated by dividing the respective fair market value of each, including linked transactions, by the total investment portfolio.
(5)	This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period.
(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(7)	The leverage ratio during the quarter was calculated by dividing our daily weighted average repurchase agreements, including those included in linked transactions, for the quarter by the weighted average stockholders’ equity for the quarter. The leverage ratio at quarter end was calculated by dividing total repurchase agreements, including repurchase agreements accounted for as linked transactions, plus or minus the net payable or receivable, as applicable, on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity at quarter end.
(8)	The swap ratio during the quarter was calculated by dividing our daily weighted average swap notionals, including receive fixed swap notionals as negative values, as applicable, for the period by our daily weighted average repurchase agreements secured by Agency RMBS. The swap ratio at quarter end was calculated by dividing the notional value of our interest rate swaps by total repurchase agreements secured by Agency RMBS, plus the net payable/receivable on unsettled Agency trades.
(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. The yield on our investment portfolio during the quarter was calculated by annualizing interest income for the quarter and dividing by our daily weighted average securities held. This calculation excludes cash held by the Company.
(10)	The cost of funds during the quarter was calculated by annualizing the sum of our interest expense and our net pay rate of our interest rate swaps, and dividing by our daily weighted average repurchase agreements for the period. The cost of funds at quarter end was calculated as the sum of the weighted average rate on the repurchase agreements outstanding at quarter end and the weighted average net pay rate on our interest rate swaps. Both elements of the cost of funds at quarter end were weighted by the repurchase agreements outstanding at quarter end.
(11)	The management fee percentage during the quarter was calculated by annualizing the management fees recorded during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.
(12)	The other operating expenses percentage during the quarter was calculated by annualizing the other operating expenses recorded during the quarter and dividing by our weighted average stockholders’ equity for the quarter. The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.